Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ProPhase Labs, Inc. on Form S-8 to be filed on or about April 19, 2018 of our report dated March 28, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, which report was included in the Annual Report on Form 10-K filed March 28, 2018.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
April 19, 2018